Exhibit 99.2





                              JCPenney News Release

CONTACT
Tim Lyons                   Quinton Crenshaw              Eli Akresh              Bob Johnson
Public Relations            Public Relations              Investor Relations      Investor Relations
(972) 431-4834              (972) 431-5581                (972) 431-2207          (972) 431-2217
tmlyons@jcpenney.com        qcrensha@jcpenney.com         eakresh@jcpenney.com     rvjohnso@jcpenney.com
--------------------        ---------------------         --------------------     ---------------------




         JCPENNEY OUTLINES $8 BILLION EQUITY AND DEBT REDUCTION PROGRAM

                Company Commits $3.5 Billion in Eckerd Proceeds
                       and $1.1 Billion of Existing Cash

  July Sales Exceed Plan and Management Raises Second Quarter Earnings Guidance


     PLANO, Texas, August 2, 2004 - J. C. Penney Company, Inc. (NYSE:JCP) today announced its plan for the implementation of a major repositioning of its capital structure. This program, which will utilize the entire net cash proceeds of approximately $3.5 billion from the sale of Eckerd drugstore operations and $1.1 billion of existing cash balances, consists of:

     o    Up to $3.0 billion for share repurchases, including up to $650 million
          contingent  on  the   conversion  of  the  Company's  5%   Convertible
          Subordinated Notes Due 2008 to common shares,

     o    $2.3 billion for the reduction of outstanding debt, and a

     o $3.4 billion elimination of the present value of Eckerd lease obligations.

     Allen Questrom, Chairman and Chief Executive Officer said, "Our management team continues to focus on improving the customer experience as well as operating performance. The steps we are taking today reflect the confidence we have in our business and our commitment to further enhance shareholder value."

     Robert Cavanaugh, Executive Vice President and Chief Financial Officer said, "The repositioning of JCPenney's capital structure demonstrates our financial strength and significantly enhances our credit profile. This program, coupled with the strong sales and earnings trends seen in the first half of the year, moves us one step closer to restoring the Company to investment grade credit ratings."

     The  Company's  capital   structure   repositioning  is  comprised  of  the
following:

     o    Common Stock Repurchases (Up to $3.0 billion):  The Company's Board of
          -----------------------------------------------
          Directors has authorized a common stock repurchase program of $2.35 billion, and up to an additional $650 million of stock repurchases contingent upon the conversion of the Company's convertible debt. Assuming the closing stock price on Friday, July 30, 2004 of $40.00, the Company could repurchase up to 75 million common shares, or approximately 23 percent of its current diluted shares.

          The shares are expected to be acquired as soon as practicable through open market purchases and privately negotiated transactions, with all shares currently expected to be repurchased within the next nine to 12 months. The actual number and the timing of share repurchases will be subject to market conditions and applicable SEC rules. Credit Suisse First Boston has been retained to administer the program.

     o    Convertible  Debt ($650 million - reflected in both share  repurchases
          ----------------------------------------------------------------------
          and debt reductions):  The Company currently  anticipates that it will
          ---------------------
          exercise the October 2004 call provision of its $650 million aggregate principal amount of convertible debt, which is convertible into 22.8 million common shares. If the Company's stock price continues to exceed the conversion price, it is expected that virtually all holders of such notes will convert to common shares.

     o    Debt Reductions ($2.3 billion):  The Company's debt reduction  program
          --------------------------------
          consists of the retirement of $2.3 billion of debt in 2004 and 2005. These debt reductions include the anticipated conversion of the convertible debt, early retirements of long-term debt, the termination of the off-balance sheet Eckerd receivables securitization program, and normal long-term debt maturities (see attached schedule). Early retirements are expected to occur in the third quarter of 2004, principally through the exercise of call and sinking fund provisions.

          The Company expects to incur approximately $50 million of pre-tax charges in the third quarter related to the early retirement of debt. These one-time charges will be recorded as a separate component of income from continuing operations.

     o    Eckerd Lease  Obligations  ($3.4  billion):  The  purchasers of Eckerd
          -------------------------------------------
          assumed real property lease obligations as part of the sale transaction. Consequently, the Company eliminated $3.4 billion of the present value of off-balance sheet lease obligations, principally related to Eckerd store leases.

Preferred Stock Redemption
--------------------------

     The Company has elected to redeem its outstanding preferred shares, all of which are held in its 401(k) savings plan. Preferred shares, which are included in the diluted earnings per share calculation, will be converted into approximately 10 million common shares. The conversion of preferred shares, which will occur in August 2004, will reduce annual net dividends by approximately $11 million, after tax.

Interest Expense
-----------------

     Based on the above actions, interest expense is expected to be in the range of $80 million to $85 million in the third quarter and $70 million to $75 million in the fourth quarter. These amounts exclude the $50 million of one-time charges related to early debt retirements.

Diluted Shares and Weighted Average Share Counts
--------------------------------------------------

     If a repurchase of 75 million shares is accomplished, the Company would have approximately 253 million diluted shares at the end of this program, compared with 320 million diluted shares currently. The components of diluted shares and the expected impact on weighted average shares used for diluted earnings per share calculations are shown on the attached schedule.

July Sales and Second Quarter Earnings Guidance
-----------------------------------------------

     Sales for the four weeks ended July 31, 2004 were above expectations, with a good customer response to early back to school marketing events. Comparable department store sales increased 8.1 percent for the period and Catalog/Internet sales decreased 1.1 percent, with Internet sales increasing over 30 percent. Because the Company is providing July sales information as part of this release, the July sales release scheduled for August 5, 2004 will not be issued (see attached sales table).

     Based on strong sales, coupled with continued improvement in both gross margin and Catalog/Internet's profit contribution, management has raised its guidance for second quarter earnings from continuing operations to the range of $0.21 to $0.23 per share.


Financial Repositioning Conference Call - August 2, 2004
---------------------------------------------------------

     JCPenney Executive Vice President and Chief Financial Officer Robert Cavanaugh will host a live conference call and real-time webcast on Monday, August 2, 2004, beginning at 2:00 p.m. EDT. Access to the conference call is open to the press and general public in a listen only mode. To access the conference call, please dial 973-935-8511 and reference the JCPenney Conference Call. The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing 973-341-3080, pin code 4956329. The live webcast may be accessed via JCPenney's Investor Relations website (at JCPenney.net), or on StreetEvents.com (for members) and FullDisclosure.com (for media and individual investors). Replays of the webcast will be available for up to 90 days after the event.


Second Quarter Earnings Conference Call - August 17, 2004
---------------------------------------------------------

     Senior management will host a live conference call and real-time webcast on Tuesday, August 17, 2004, beginning at 9:30 a.m. EDT. Access to the conference call is open to the press and general public in a listen only mode. To access the conference call, please dial 973-935-2035 and reference the JCPenney Quarterly Earnings Conference Call. The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing 973-341-3080, pin code 4323458. The live webcast may be accessed via JCPenney's

Investor Relations page (JCPenney.net), or on StreetEvents.com (for members) and FullDisclosure.com (for media and individual investors). Replays of the webcast will be available for up to 90 days after the event.


     J. C. Penney Corporation, Inc., the wholly-owned operating subsidiary of the Company, is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of July 31, 2004, J. C. Penney Corporation, Inc. operated 1,018 JCPenney department stores throughout the United States and Puerto Rico, and 60 Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise, and JCPenney.com is one of the largest apparel and home furnishings sites on the Internet. J. C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions. In addition, non-GAAP terms referenced, such as EBITDA and free cash flow, are defined and presented in the Company's 2003 Annual Report on Form 10-K.

                                      # # #

 J. C. Penney Company, Inc.
 Capital Structure Repositioning Recap


Share Repurchase Program - Diluted Shares
Share Counts (in millions)
----------------------------

                                                                                            Dilutive Effect
                                                Outstanding                                  of Unexercised         Total
                                                Common         Convertible    Preferred     Employee Stock         Diluted
                                                Shares            Debt          Shares         Options             Shares





Balance as of 7/31/04                              284             23            10               3                  320
Call Convertible Debt (Convert to Shares)          23             (23)           -                -                  -
$3B Share Repurchase  (1)                         (75)             -             -                -                 (75)
Preferred Stock Redemption                         10              -            (10)              -                  -
Expected exercise of options  (2)                  8               -             -                -                  8
                                                ---------------------------------------------------------       ---------
Estimated balance at end of program                250             -             -                3                  253
                                                =========================================================       =========

(1) 75 million shares represent share repurchases at the closing market price on July 30, 2004 of $40.00. The actual number of shares repurchased may vary. The Company plans periodic informational updates as to the number of shares repurchased through the program

(2) Estimated number of shares to be issued as a result of employee stock options exercised from July 30, 2004 to the end of this program.

Diluted Share Counts
--------------------

Weighted average share counts used for diluted EPS calculations are dependent on the actual number and timing of share repurchases during the program. The Company estimates the following weighted average diluted shares for the balance of 2004:

 3rd Quarter           305 million to 315 million shares
 4th Quarter           285 million to 295 million shares
 Full Year             300 million to 310 million shares


The above diluted share counts include the dilutive effect of unexercised "in-the-money" stock options of approximately 3 to 5 million shares.

J. C. Penney Company, Inc.
Capital Structure Repositioning Recap


Debt Retirements
($ in millions)

 1Q 2004 Outstanding LTD                                    $ 5,356
 Off-balance sheet Securitized Eckerd Receivables             221
                                                            ---------
 Total Debt - May 1, 2004                                     5,577


2004 Retirements:
------------------
Eckerd Securitized Receivables                               (221) Paid May 2004
7.375% Notes Due 6/15/04                                    (208) Paid June 2004
9.750% Sinking Fund Payments Due 6/15/04 (1)                 (25) Paid June 2004
8.250% Sinking Fund Payments Due 8/15/04 (1)                 (38)
5.000% Convertible Subordinated Notes Due 2008               (650)       Call
6.000% OID Debentures Due 2006 (effective yield of 13.2%)(2) (200)       Call
9.750% Sinking Fund Notes Due 2021  (3)                      (92)       Call
8.250% Sinking Fund Notes Due 2022  (4)                      (158)       Call
Open Market Purchases of other debt  (5)                     (100)
                                                           ----------
Total 2004 Retirements                                       (1,692)
                                                           ----------
        Year End 2004 LTD Balance                             3,885

2005 Retirements:
-----------------
 7.050% Notes Due 5/23/05                                    (193)
 7.400% Notes Due 2037, Putable 4/1/05                       (400)
                                                           --------
 Total 2005 Retirements                                      (593)

Total 2004 and 2005 Debt Retirements                       $ (2,285)
                                                          -----------
         Estimated LTD balance at end of program            $ 3,292
                                                          ===========

(1)  Includes both mandatory and optional sinking fund payments.

(2) To be redeemed on September 1, 2004 at par, plus accrued interest to the date of redemption.

(3) To be redeemed on September 1, 2004 at a price of 103.2%, plus accrued interest to the date of redemption.

(4) To be redeemed on September 1, 2004 at a price of 103.096%, plus accrued interest to the date of redemption.

(5) The Board of Directors has authorized open market purchases of up to $200 million.

J. C. Penney Company, Inc.
July 2004 Sales



                                                  Preliminary Sales Summary
                                                        ($ in millions)

                                                         Period Ended                                % Increase/(Decrease)
                                                ------------------------------                  ---------------------------------
                                                   July 31,         July 26,                                          Comparable
                                                    2004             2003                        All Stores            Stores
                                                --------------   -------------                  ------------         ------------
 4 Weeks
 Department Stores                                  $ 1,005            $ 928                        8.3                 8.1
 Catalog/Internet                                     175              177                         (1.1)
                                                 --------------   -------------
 Total                                              $ 1,180          $ 1,105                        6.8

13 Weeks
 Department Stores                                  $ 3,304          $ 3,084                        7.1                 7.1
 Catalog/Internet                                     552              561                         (1.6)
                                                 --------------   -------------
 Total                                              $ 3,856          $ 3,645                        5.8

26 Weeks
 Department Stores                                  $ 6,713          $ 6,208                        8.1                 8.3
 Catalog/Internet                                     1,177            1,148                        2.5
                                                 --------------   -------------
 Total                                              $ 7,890          $ 7,356                        7.3


 Internet Sales
----------------

Internet sales, which are included in Catalog/Internet sales, increased in excess of 30% for the 4 and 13 weeks and about 40% for the 26 weeks ended July 31, 2004, respectively.

August Sales Expectations
--------------------------

The Company expects both comparable department store and Catalog/Internet sales to increase low single digits in the August period.